                                                                               .
                                                                               .
                                                                               .

                                                                     EXHIBIT 5.1

                            NISHITH DESAI ASSOCIATES
                       LEGAL & TAX COUNSELING WORLDWIDE

ASTER VILLA, THE TAJ WEST END    93-B MITTAL COURT, NARIMAN POINT    220 CALIFORNIA AVE., SUITE 201,
    25,RACE COURSE ROAD,              MUMBAL 400021 INDIA              PALO ALTO, CA  94306, USA
BANGALORE 560001 INDIA            TEL:  + 91 - 22 - 2282 0609           TEL: +1 - 650 - 325 7100
 TEL: +91 - 80 - 5662 - 3456      FAX:  + 91 - 22 - 2287 5792           FAX: +1 - 650 - 325 7100
 TEL: +91 - 80 - 5662 - 3457

                              www.nishithdesai.com

July 27, 2004

Wipro Ltd.
Doddakannelli
Sarjapur Road,
Bangalore
Karnataka 560035
India

Ladies and  Gentlemen,

RE:  LEGAL OPINION RE POST EFFECTIVE AMENDMENT NO. 1 to FORM S-8

We have served as the Indian legal counsel to you, for the issuance by you of American Depositary Shares (hereinafter referred to as "ADSs") in 2000.

We hereby render our opinion in connection with the Post Effective Amendment No. 1 to Form S-8 ("Statement"), to be filed by you with the Securities Exchange Commission. In this connection, we render our opinion on matters relating to Indian Law. This opinion is limited to Indian law as currently applied by the courts in India, and is given on the basis that it will be governed and construed in accordance with Indian law. Capitalized terms used in this opinion unless specifically defined herein, shall bear the same meaning as defined in the Statement.

As your legal counsel, we have examined, strictly under Indian law, the proceedings taken and proposed to be taken by you in connection with the above pursuant to the Stock Dividend and under the Company's 2000 ADS Option Plan ("Plan"). Strictly limited to Indian law and assuming that all Equity Shares are issued pursuant to the Stock Dividend and in the manner referred to in the Plan and pursuant to the agreements which accompany the Plan, it is our opinion that the Equity Shares issuable by the Company have been duly authorized and when issued, will be validly issued.

We consent to the use of this opinion as an exhibit to the Statement and further consent to the use of our name wherever appearing in the Statement, including any prospectus constituting a part thereof, and any amendments thereto.

This opinion is rendered by us to Wipro Limited in relation to matters governed by Indian law and rendered solely in connection with the Statement. This opinion is for the exclusive use of the

Nishith Desai Associates
July 27, 2004

Wipro Limited, and shall only be disclosed to or relied upon by anyone as per our consent contained herein.

Sincerely yours,

/s/ [ILLEGIBLE]
Nishith Desai Associates

                              www.nishithdesai.com
                              nda@nishithdesai.com